Exhibit A
(as of August 12, 2026)

First Trust North American Energy Infrastructure Fund (EMLP)

First Trust Tactical High Yield ETF (HYLS)

First Trust Senior Loan Fund (FTSL)

First Trust Enhanced Short Maturity ETF (FTSM)

First Trust High Income Strategic Focus ETF (HISF)

First Trust Low Duration Opportunities ETF (LMBS)

First Trust Long Duration Opportunities ETF (LGOV)

First Trust EIP Power Solutions ETF (FPWR) (fka First Trust EIP Carbon Impact ETF - ECLN)

FT Vest S&P 500® Dividend Aristocrats Target Income ETF (KNG)

First Trust Limited Duration Investment Grade Corporate ETF (FSIG)

FT Vest Rising Dividend Achievers Target Income ETF (RDVI)

FT Energy Income Partners Strategy ETF (EIPX)

FT Vest DJIA® Dogs 10 Target Income ETF (DOGG)

First Trust Intermediate Government Opportunities ETF (MGOV)

First Trust Intermediate Duration Investment Grade Corporate ETF (FIIG)

FT Vest SMID Rising Dividend Achievers Target Income ETF (SDVD)

FT Vest Technology Dividend Target Income ETF (TDIV)

First Trust Core Investment Grade ETF (FTCB)

First Trust SSI Strategic Convertible Securities ETF (FCVT)

First Trust AAA CMBS ETF (CAAA)

First Trust Structured Credit Income Opportunities ETF (SCIO)

FT Vest Dow Jones Internet & Target Income ETF (FDND)

FT Vest 20+ Year Treasury & Target Income ETF (LTTI)

FT Vest High Yield & Target Income ETF (HYTI)

FT Vest Investment Grade & Target Income ETF (LQTI)

FT Vest Growth Strength & Target Income ETF (FGSI)

FT Vest NVDA & Target Income ETF (XVNV)

FT Vest AAPL & Target Income ETF (XVAP)

FT Vest TSLA & Target Income ETF (XVTS)